Contact:
Sara Buda
Lionbridge Technologies
(781) 434-6190
sara.buda@lionbridge.com

LIONBRIDGE ANNOUNCES FOURTH QUARTER AND FY 2007 RESULTS;
REPORTS RECORD QUARTERLY REVENUE OF $117.2 MILLION, GAAP EPS OF ($0.07) AND NON-GAAP CASH EPS OF
$0.04 FOR THE FOURTH QUARTER

16% Year-on-Year Revenue Growth and Record Quarterly Cash Flow from Operations of $12.0
Million Reflect Increasing Client Demand and Strong Fundamentals

WALTHAM, Mass. – February 26, 2008 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the fourth quarter and year ended December 31, 2007.

Financial and business highlights for the fourth quarter include:

•	Revenue for the quarter of $117.2 million, an increase of 15.8% or $16.0 million from revenue of $101.3 million for the quarter ended December 31, 2006.

•	In addition to growing its large existing accounts during the quarter, Lionbridge secured several new client programs including an estimated multi-year, multi-million dollar relationship with a large US financial institution and a new contract with a leading provider of computer-based education testing services.

•	GAAP net loss for the quarter of $4.0 million or $0.07 per share based on 58.7 million weighted average common shares outstanding. This compares to a GAAP net loss of $6.0 million or $0.10 per share in the prior year’s fourth quarter.

•	Non-GAAP cash earnings of $2.3 million or $0.04 per share. The Company defines non-GAAP cash earnings as GAAP net loss excluding merger, restructuring and related costs, stock-based compensation, one time items and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Record cash flow from operations of $12.0 million during the quarter. This marks an increase of $5.0 million from the prior year’s Q4. Ending cash balance for the year was $32.2 million or $0.54 per share.

•	As of December 31, 2007, the Company acquired 3.2 million shares of its common stock for $10.2 million. As of January 24, 2008, the Company acquired 3.7 million shares of its common stock for $12.0 million, at a volume weighted average price of $3.25 per share. This marks the completion of the Company’s stock repurchase program which was authorized in September of 2007.

Separately the Company announced that its Board of Directors has authorized an incremental repurchase program for 2008 of up to $12.0 million of the Company’s common stock according to working capital requirements and management discretion. Under the combined programs the Company would purchase $24.0 million of its common stock upon completion.

The Company also recently announced that Logoport, Lionbridge’s Web-based translation memory platform, now hosts billions of words within thousands of individual, secure client translation memories, making it the single largest repository of commercial translation memory data in the world. Logoport is in use in over 700 client engagements daily, and more than 14,000 individual translators are accessing the platform from all over the world. The Logoport translator community continues to grow with nearly 2000 translators accessing the system each day. Average monthly production volumes have increased from 36 million words in January 2007, to more than 60 million words monthly.

“The fourth quarter marked several significant achievements, despite a negative currency impact on margins and operating expenses. Most notably, we delivered strong year-on-year revenue growth, which reflects increasing demand as clients accelerate their global language programs and embrace our advanced linguistic technology platform. We also drove record cash flow from operations, executed our share repurchase program and reduced our tax expense in the quarter,” said Rory Cowan, CEO, Lionbridge. “With this positive momentum, we are well positioned to drive strong revenue growth, accelerate earnings and deliver solid cash flows in 2008 and beyond.”

For the year ended December 31, 2007, the Company reported revenue of $452.0 million, an increase of $33.1 million or 7.9% from revenue of $418.9 million for the same period in 2006.

On a GAAP basis, the Company reported a net loss of $4.2 million for FY 2007, or $0.07 per share based on 59.3 million weighted average common shares outstanding.

Non-GAAP cash earnings were $15.4 million or $0.26 per share based on 60.5 million fully diluted weighted average common shares outstanding. The Company defines non-GAAP cash earnings as GAAP net loss excluding merger, restructuring and related costs, stock-based compensation, one time items and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

The Company provided revenue expectations for the first quarter of 2008 with estimated revenue of $113.0 million to $116.0 million. The Company also reiterated its outlook for revenue growth for FY 2008 with estimated top line growth of 6-10% over FY 2007 revenue.

Lionbridge will host a conference call today at 9:00 am regarding the content of this release as well as the Company’s overall outlook going forward and other matters. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/feb26.

Non-GAAP Financial Measures
In this release, the Company’s Cash Earnings disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. Cash Earnings represents GAAP net loss excluding amortization of acquisition-related intangible assets, merger, restructuring and related costs, stock based compensation expenses and one time items. Cash Earnings are presented because management believes it provides additional information with respect to both the performance of our fundamental business activities as well as the Company’s ability to meet future debt service and working capital requirements. Management believes the cash earnings information is useful to investors for these reasons. Cash Earnings is a non-GAAP financial measure and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net loss and has provided a reconciliation of Cash Earnings to net loss at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and offshoring services. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to globalization, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, profitability, and cash flow growth of Lionbridge in the remainder of fiscal year 2008 and beyond.  Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements.  Factors that might cause such a difference include the loss of a major client or customer; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; Lionbridge’s ability to successfully implement and complete systems deployment initiatives; the ability of Lionbridge to realize the expected benefits of its systems deployment initiatives and the timing of the realization of such benefits; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; political, economic and business fluctuations; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition; degradation in the Company’s market value during the year such that it falls below the Company’s book value and results in a material impairment; and Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to attract and retain highly skilled resources to meet customer demands; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; Lionbridge’s ability to resolve taxation questions regarding acquired businesses; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the timing and speed of customer and user acceptance of Lionbridge’s language technology; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; customer delays or postponements of services using Freeway or Logoport; the failure of Freeway or Logoport to keep pace with technological changes or changing customer needs; Lionbridge’s ability to expand or accelerate user adoption of Freeway; Lionbridge’s ability to further develop and deploy Logoport; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; the impact of foreign currency fluctuations on margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; changes in tax rates and requirements applicable to the Company and changes to the interpretations of applicable tax rates and requirements; costs associated with restructuring of certain operations in Europe and other locations, the timing of any anticipated benefits and the ability to realize such benefits; changes in customer procurement strategies; risks associated with management of growth and Lionbridge being held liable for defects or errors in its service offerings. Any statements in this press release regarding the Company’s intention to repurchase shares of its common stock from time to time under the repurchase program, the intended use of any repurchased common stock and the source of funding, including the words “may”, “believe” and “will” are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual events may differ materially from those indicated or suggested by such forward looking statements as a result of various important factors including, among others, the market price of the Company’s common stock prevailing from time to time, the nature of other investment opportunities presented to the Company from time to time, the Company’s cash flows from operations, general economic condition, and other factors as identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenue ........................................	$117,243	$101,272	$451,994	$418,884
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ........................................	80,215	68,595	302,059	277,814
Sales and marketing ........................................	8,590	8,020	32,841	30,483
General and administrative ........................................	24,333	18,622	87,041	74,286
Research and development ........................................	1,022	638	3,375	2,811
Depreciation and amortization ........................................	1,268	1,308	5,186	5,536
Amortization of acquisition-related intangible assets ........................	2,113	2,167	8,453	8,696
Merger, restructuring and other charges ........................	2,410	766	4,019	4,232

Total operating expenses ........................	119,951	100,116	442,974	403,858

Income (loss) from operations ........................	(2,708)	1,156	9,020	15,026
Interest expense:
Interest on outstanding debt ........................	1,273	1,822	5,403	7,712
Amortization of deferred financing costs and discount on debt .........	47	141	190	858
Accelerated recognition of deferred financing costs on early repayment of debt ........................	—	2,129	—	2,129
Interest income ........................	210	95	699	427
Other expense, net ........................	923	1,543	3,347	3,779

Income (loss) before income taxes ........................	(4,741)	(4,384)	779	975
Provision for (benefit from) income taxes ........................	(776)	1,580	4,991	5,877

Net loss ........................	$(3,965)	$(5,964)	$(4,212)	$(4,902)

Net loss per share of common stock:
Basic	$(0.07)	$(0.10)	$(0.07)	$(0.08)
Diluted	$(0.07)	$(0.10)	$(0.07)	$(0.08)
Weighted average number of common shares outstanding:
Basic	58,690	59,178	59,297	58,997
Diluted	58,690	59,178	59,297	58,997

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents ........................	$32,248	$27,354
Accounts receivable, net of allowances of $689 and $728 at December 31, 2007 and 2006, respectively ........................	83,611	72,940
Work in process ........................	23,335	29,311
Other current assets ........................	12,329	7,153

Total current assets ........................	151,523	136,758
Property and equipment, net ........................	13,449	13,032
Goodwill ........................	131,214	131,044
Other intangible assets, net ........................	28,440	36,894
Other assets ........................	8,617	3,772

Total assets ........................	$333,243	$321,500

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt ...................	$304	$355
Accounts payable ..................	20,217	18,730
Accrued compensation and benefits ..................	21,164	18,282
Other accrued expenses and current liabilities ..................	28,526	29,915
Deferred revenue ..................	16,014	8,583

Total current liabilities ..................	86,225	75,865
Long-term debt, less current portion ..................	71,751	77,855
Deferred income taxes, long-term ..................	8,522	7,685
Other long-term liabilities ..................	10,591	3,407

Total stockholders’ equity ..................	156,154	156,688

Total liabilities and stockholders’ equity ..................	$333,243	$321,500

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Cash EPS (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net loss ..................	$(3,965)	$(5,964)	$(4,212)	$(4,902)
Amortization of acquisition-related intangible assets ..................	2,113	2,167	8,453	8,696
Merger, restructuring and other charges ..................	2,410	766	4,019	4,232
Stock based compensation ..................	1,724	1,781	7,175	6,134
Accelerated recognition of deferred financing costs on early repayment of debt ..................	—	2,129	—	2,129

Cash earnings ..................	2,282	879	15,435	16,289
Fully diluted weighted average number of common shares outstanding	59,623	60,913	60,452	60,814
Adjusted Cash EPS ..................	$0.04	$0.01	$0.26	$0.27